UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2021 (May 13, 2021)

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Liberty Street, 41st Floor
New York, New York 10005
(212) 859-7000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2021, Assurant, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “ALTEIP”), previously approved by the Compensation Committee of the Company’s Board of Directors subject to stockholder approval, to increase the available share reserve under the ALTEIP by 900,000 shares of the Company’s common stock, par value $0.01 per share.

A summary of the amended ALTEIP was included as proposal four in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 22, 2021, and is incorporated herein by reference. The summary of the amended ALTEIP is qualified in its entirety by reference to the full text of the amended ALTEIP, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders: (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2022 annual meeting of stockholders or until their respective successors are elected and qualified; (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approved, by non-binding advisory vote, the 2020 compensation paid to the Company’s named executive officers; and (4) approved the amendment to the ALTEIP discussed in Item 5.02 above.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1:    Election of Directors.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	52,238,437	327,228	18,873	3,701,883
Paget L. Alves	52,475,909	87,037	21,592	3,701,883
J. Braxton Carter	52,466,228	96,726	21,584	3,701,883
Juan N. Cento	49,928,857	2,617,583	38,098	3,701,883
Alan B. Colberg	52,488,977	74,994	20,567	3,701,883
Harriet Edelman	52,235,584	327,727	21,227	3,701,883
Lawrence V. Jackson	49,994,535	2,567,863	22,140	3,701,883
Jean-Paul L. Montupet	50,403,908	2,159,379	21,251	3,701,883
Debra J. Perry	49,975,967	2,587,860	20,711	3,701,883
Ognjen (Ogi) Redzic	52,457,098	101,214	26,226	3,701,883
Paul J. Reilly	52,344,286	218,371	21,881	3,701,883
Robert W. Stein	52,451,690	111,087	21,761	3,701,883

Proposal 2:    Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent
Registered Public Accounting Firm for Fiscal Year 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,815,387	4,465,484	5,550	N/A

Proposal 3:    Non-Binding Advisory Vote on the 2020 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,620,707	2,916,907	46,924	3,701,883

Proposal 4:     Approval of an Amendment to the Assurant, Inc. 2017 Long Term Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,311,652	2,242,224	30,662	3,701,883

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Assurant, Inc. 2017 Long Term Equity Incentive Plan, as amended.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: May 14, 2021	By:	/s/ Mariana Wisk
Name: Mariana Wisk
Title: Senior Vice President and Corporate Secretary